Exhibit 23.1

                          CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our reports dated January 27, 1998 with respect to the consolidated financial statements of Indus International, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP


Palo Alto, California
January 8, 1999